EXHIBIT 10.4

AMENDMENT NO. 8 TO AMENDED AND RESTATED
MASTER CONSTRUCTION AND TERM LOAN AGREEMENT

     This Amendment No. 8 to Amended and Restated Master Construction and Term Loan Agreement, dated June 28, 2004 (the “Amendment”), among FCA Real Estate Holdings, LLC, a Delaware limited liability company (“Borrower”), U.S. Bank National Association, a national banking association, as agent and administrative bank (in such capacity, “Administrative Bank”) and as collateral agent (in such capacity, the “Collateral Agent”) and the “Lender parties” to the Original Agreement described in this Amendment (each a “Lender” and collectively the “Lenders”) and U.S. Bank National Association, a national banking association, as collateral agent (in such capacity, “Collateral Agent”).

RECITALS:

     A. Borrower, Administrative Bank, Collateral Agent and the Lenders are parties to that certain Amended and Restated Master Construction and Term Loan Agreement dated as of July 17, 2000, as amended by Amendment No. 1 to Amended and Restated Master Construction and Term Loan Agreement dated June 14, 2001, Amendment No. 2 to Amended and Restated Master Construction and Term Loan Agreement dated July 19, 2001, Amendment No. 3 to Amended and Restated Master Construction and Term Loan Agreement dated August 21, 2001, Amendment No. 4 to Amended and Restated Master Construction and Term Loan Agreement dated February 28, 2002, Amendment No. 5 to Amended and Restated Master Construction and Term Loan Agreement dated May 31, 2002, Amendment No. 6 to Amended and Restated Master Construction and Term Loan Agreement dated April 18, 2003, and Amendment No. 7 to Amended and Restated Master Construction and Term Loan Agreement dated April 28, 2004 (as so amended and supplemented by the Supplements through the Series R Loan, the “Original Agreement”).

     B. Borrower has requested that Administrative Bank and the Lenders further amend certain provisions of the Original Agreement.

     C. Subject to the terms and conditions of this Amendment, Administrative Bank and the Lenders have agreed to Borrower’s request.

     NOW, THEREFORE, the parties agree as follows:

     1. Defined Terms. All capitalized terms used in this Amendment shall, except where the context otherwise requires, have the meanings set forth in the Original Agreement as amended by this Amendment.

     2. Amendments. The Original Agreement is hereby amended as follows:

     (a) The definition of “Change of Control” appearing in the DEFINITIONS Section of the Original Agreement is amended in its entirety to read as follows:

     “Change of Control: (a) With respect to LTF, the occurrence after the ‘Effective Date’ of that certain Amendment No. 8 to Amended and Restated Master Construction and Term Loan Agreement dated as of June    , 2004 (the ‘Eighth Amendment’) among Borrower, the Administrative Bank and the Lenders of any single transaction or event or any series of transactions or events (whether as the most recent transaction in a series of transactions) which, individually or in the aggregate, results in: (i) any Person or two or more Persons acting in concert acquiring beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly of, or control over, voting securities or other equity securities of LTF representing 25% or more of the combined voting power of all equity interests of LTF entitled to vote in the election of directors; or (ii) the election of a director of LTF as a result of which at least a majority of LTF’s Board of Directors does not consist of Continuing Directors; (b) with respect to Borrower, the occurrence after the date of this Agreement of any event where LTF ceases to own 100% of Borrower’s members interests (either financial rights or governance rights) or ceases to control the election of a majority of Borrower’s board of governors or ceases to control Borrower’s management policies; or (c) with respect to any Substitute Lessee the occurrence after the date of this Agreement of any event where LTF ceases to own 100% of the equity interests in such Substitute Lessee or ceases to control the election of a majority of Borrower’s board of directors or board of governors or ceases to control such Substitute Lessee’s management policies.

     (b) The DEFINITIONS Section of the Original Agreement is further amended by adding the following new definition of “Continuing Directors” in proper alphabetical order:

     “Continuing Directors: Those directors on LTF’s Board of Directors as of the ‘Effective Date’ of the Eighth Amendment (the ‘Current Board’) or those directors who are recommended or endorsed for election to the Board of Directors of that Person by a majority of the Current Board or their successors so recommended or endorsed.”

     3. Conditions to Effectiveness. This Amendment shall become effective on the date (the “Effective Date”) when, and only when, Administrative Bank shall have received:

     (a) Counterparts of this Amendment executed by Borrower, Administrative Bank, and all Lenders;

     (b) Written confirmation from LTF that LTF’s initial public offering has closed; and

     (c) Such other documents as Administrative Bank or any Lender may reasonably request.

     4. Representations and Warranties. To induce Administrative Bank and the Lenders to enter into this Amendment, Borrower represents and warrants to Administrative Bank and the Lenders and Collateral Agent as follows:

     (a) The execution, delivery and performance by Borrower of the Original Agreement, as amended by this Amendment, and any other documents to be executed and/or delivered by Borrower in connection with this Amendment have been duly authorized by all necessary company action, do not require any approval or consent of, or any registration, qualification or filing with, any government agency or authority or any approval or consent of any other person (including, without limitation, any member), do not and will not conflict with, result in any violation of or constitute any default under, any provision of Borrower’s Articles of Organization, Member Control Agreement or Operating Agreement, any agreement binding on or applicable to Borrower or any of its property, or any law or governmental regulation or court decree or order, binding upon or applicable to Borrower or of any of its property and will not result in the creation or imposition of any security interest or other lien or encumbrance in or on any of its property pursuant to the provisions of any agreement applicable to Borrower or any of its property;

     (b) The representations and warranties contained in the Original Agreement are true and correct as of the date of this Amendment as though made on that date except to the extent that such representations and warranties relate solely to an earlier date and except that the representations and warranties set forth in Section IV.5 of the Original Agreement with respect to the audited or unauditied financial statements of Borrower or the Lessee, as the case may be, shall be deemed to be a reference to the most recent audited or unaudited financial statements of the relevant Person delivered to the Lenders pursuant to Section V.7 of the Original Agreement;

     (c) (i) No events have taken place and no circumstances exist at the date of this Amendment that would give Borrower the right to assert a defense, offset or counterclaim to any claim by Administrative Bank or any Lender for payment of any Note; and (ii) Borrower hereby releases and forever discharges Administrative Bank, each Lender and their respective successors, assigns, directors, officers, agents, employees and participants from any and all actions, causes of action, suits, proceedings, debts, sums of money, covenants, contracts, controversies, claims and demands, at law or in equity, that Borrower ever had or now has against such Person by virtue of such Person’s relationship to Borrower in connection with the Loan Documents and the transactions related to the Loan Documents;

     (d) The Original Agreement, as amended by this Amendment, is the legal, valid and binding obligation of Borrower, remains in full force and effect and is enforceable in accordance with its terms, subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws, rulings or decisions at the time in effect affecting the enforceability of rights of creditors generally and to general equitable principles that may limit the right to obtain equitable remedies; and

     (e) No Default or Event of Default exists prior to or after giving effect to this Amendment.

     5. Reference to and Effect on the Loan Documents.

     (a) From and after the date of this Amendment, each reference in the Original Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Original Agreement, and each reference to the “Credit Agreement”, “Loan Agreement”, “thereunder”, “thereof”, “therein” or words of like import referring to the Original Agreement in any other Loan Document shall mean and be a reference to the Original Agreement as amended hereby.

     (b) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided in this Amendment, operate as a waiver of any right, power or remedy of Administrative Bank, any Lender or Collateral Agent under the Original Agreement or any other Loan Document, nor constitute a waiver of any provision of the Original Agreement or any such other Loan Document.

     6. Costs, Expenses and Taxes. Borrower agrees to pay on demand all costs and expenses of Administrative Bank and each Lender in connection with the preparation, reproduction, execution and delivery of this Amendment and the other documents to be delivered hereunder, including their reasonable attorneys’ fees and legal expenses. In addition, Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery, filing or recording of this Amendment and the other instruments and documents to be delivered under this Amendment, and agrees to save Administrative Bank and each Lender harmless from and against any and all liabilities with respect to, or resulting from, any delay in Borrower’s paying or omission to pay, such taxes or fees.

     7. Governing Law. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AMENDMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     8. Headings. Section headings in this Amendment are included in this Amendment for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

     9. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

FCA REAL ESTATE HOLDINGS, LLC

By:	LIFE TIME FITNESS, Inc., its Manager

By:

Name:

Title:

Subscribed and sworn to before
me this     day of June, 2004.

Notary Public

U.S. BANK NATIONAL ASSOCIATION, as Administrative Bank, Collateral Agent and a Lender

By:

Karen E. Weathers, its Vice President

BANK ONE, NA (Chicago Office), as a Lender

By:

Mitchell Dangremond, Vice President

MB FINANCIAL BANK, N.A., as a Lender

By:

Joseph P. Valenti, its Senior Vice President